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                                  EXHIBIT 16.1



                        [ANDERSEN ANDERSEN & STRONG LC ]
                                   LETTERHEAD



February 16, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 19, 1999 of International Barter Corp. filed with the Security and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


ANDERSEN ANDERSEN & STRONG LC




By:  /s/ Kevin R. Andersen
    -------------------------------
     Partner




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